Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Controller – GAAP Financial Reporting, (248) 204-8590
MEADOWBROOK INSURANCE GROUP, INC.
REPORTS FOURTH QUARTER RESULTS
• Net Operating Income of $0.21 per diluted share
• Net operating income up 67.9% to $12.3 million
• Net income of $0.13 per diluted share
• Combined Ratio of 91.8%
• Gross Written Premium up 56.9%
SOUTHFIELD, MICHIGAN
February 17, 2009
Fourth Quarter Highlights and Overview:
•	Net operating income, a non-GAAP measure, was $12.3 million, or $0.21 per diluted share in the fourth quarter, up from $7.3 million, or $0.20 per diluted share.

•	Net operating income, excluding amortization expense per diluted share, a non-GAAP measure, was $0.24 compared to $0.21 per diluted share for the fourth quarter of 2007

•	Combined ratio improvement to 91.8% compared to 94.0% for the fourth quarter of 2007

•	Net income of $7.7 million, or $0.13 per diluted share
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported net operating income, a non-GAAP measure, of $12.3 million or $0.21 per diluted share up from $7.3 million or $0.20 per diluted share in 2007. Net income was $7.7 million, or $0.13 per diluted share for the quarter ended December 31, 2008 compared to $7.3 million or $0.20 per diluted share in 2007. Fourth quarter net income includes after-tax realized losses of $4.6 million, or $0.08 per share, primarily due to the other than temporary impairment of certain preferred stocks, corporate bonds and asset-backed and mortgage-backed securities. This impairment represents less than one percent of invested assets of $1.1 billion.
The 2008 fourth quarter GAAP combined ratio was 91.8% compared to 94.0% for the fourth quarter of 2007. The loss ratio for the fourth quarter of 2008 was 59.5%, which was consistent with the fourth quarter of 2007. The expense ratio was 32.3% compared to 34.5% in 2007. The expense ratio improvement is due primarily to the reduction of insurance related assessments.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: “We are pleased with our net operating results for the fourth quarter, particularly our net operating income, excluding amortization of $13.9 million, or $0.24 per diluted share. The improvement in our combined ratio is due to our consistent underwriting discipline and favorable development on prior accident year loss reserves. Although we had an after-tax realized loss of $4.6 million on our investment portfolio during the fourth quarter, we continue to be conservatively positioned with a duration of 4.5 years and an average
PR-0209

PRESS RELEASE	PAGE 2
S&P rating of AA+ on our fixed income portfolio. For the fourth quarter, growth in gross written premium was 56.9%, which includes $42.4 million from ProCentury. We continue to work on opportunities to realize revenue enhancing synergies from the merger. We have been pleased with how well the post merger integration has developed.”
Year-to-Date Highlights and Overview:
•	Net operating income of $38.8 million, or $0.86 per diluted share compared to $27.9 million, or $0.84 per diluted share for 2007

•	Net operating income, excluding amortization per diluted share of $1.00 compared to $0.90 per diluted share for 2007

•	Combined ratio improvement to 93.3% compared to 95.4% for 2007

•	Completed $227.2 million merger with ProCentury Corporation

•	Completed the second half of the USSU acquisition
Net operating income for the year ended December 31, 2008 was $38.8 million, or $0.86 per diluted share and net income was $27.4 million, or $0.61 per diluted share. Net income for the year ended December 31, 2008 includes:
•	After-tax realized losses of $11.4 million, or $0.25 per diluted share,

•	Net losses related to Hurricanes Gustav and Ike of $5.4 million or $0.12 per diluted share, and

•	Amortization expense of $6.3 million, or $0.14 per diluted share.
Net operating income, excluding amortization for the full year, was $45.1 million or $1.00 per diluted share.
The year ended December 31, 2008 GAAP combined ratio was 93.3%, compared to 95.4% for the same period in 2007. The loss ratio for the year ended December 31, 2008 was 62.0%, compared to 61.2% for the same period in 2007. The 2008 loss ratio includes 2.3 percentage points related to catastrophe losses. The expense ratio for the year ended December 31, 2008 was 31.3%, compared to 34.2% for the same period in 2007. The expense ratio improvement is the result of the elimination of fronting fees in 2008, our ability to leverage fixed costs across a larger premium base and the reduction of insurance related assessments.
Other Matters
ProCentury’s Results:
Meadowbrook’s results for the three months ending December 31, 2008 include three months of ProCentury’s results. This is the first full quarter we have reported combined results. Meadowbrook’s results for the twelve months ended December 31, 2008 include only five months of ProCentury’s results.
Shareholders’ Equity:
At December 31, 2008, shareholders’ equity was $438.2 million, or $7.64 per common share, compared to $301.9 million, or $8.16 per common share, at December 31, 2007. Common shares outstanding at December 31, 2008 were 57,341,989 compared to 36,996,287 at December 31, 2007. The increase in outstanding shares is primarily due to the issuance of 21.1 million shares, or $122.7 million of new equity in conjunction with the ProCentury merger.
At December 31, 2008, our debt-to-equity ratio was 32.2%, compared to 18.5% at December 31, 2007. Our debt to equity ratio excluding debentures was 13.8% at December 31, 2008, compared to zero at December 31, 2007.
PR-0209

PRESS RELEASE	PAGE 3
Dividend and Share Repurchases:
On February 13, 2009, our Board of Directors declared a quarterly dividend of $0.02 per share payable on March 30, 2009, to shareholders of record as of March 13, 2009.
During the fourth quarter of 2008, we repurchased 300,000 shares at an average cost of $4.70 per share. The total repurchase authorization is 3,000,000 shares, and in 2008 we repurchased a total of 800,000 shares.
Investment Portfolio:
For the fourth quarter our pre-tax book yield was 4.3%, down from 4.6% in the fourth quarter of 2007. The duration of the portfolio was 4.5 years at December 31, 2008 compared to 4.3 years at December 31, 2007. The average pre-tax book yield on purchases during the fourth quarter of 2008 was 4.8%.
2009 Expectations
The range of full year 2009 guidance remains unchanged. We expect net operating income in a range of $46 million to $52 million, which consists of gross written premium in a range of $725 million to $740 million and a combined ratio in a range of 95.0% to 97.0%, which does not contemplate favorable or unfavorable development on prior year accident reserves. Commenting on the 2009 outlook Mr. Cubbin stated: “We are positioned to take advantage of price stabilization and market firming if and when it happens, and we remain focused on expense management. We have a high quality, fixed income investment portfolio that has the potential to generate investment income in a range of $49 million to $51 million in 2009. Our observations and experience over the past three months shows downward pressure on the book yield of our investment portfolio as reinvestment rates on high quality government and corporate bonds are down from prior years. Therefore, getting to the high end of our guidance range may prove to be more difficult than previously expected. If these conditions persist in the investment market, and yields remain under pressure, it is more likely that our annual earnings will be more towards the lower end of our guidance range.”
About Meadowbrook Insurance Group
Meadowbrook Insurance Group, Inc., based in Southfield, Michigan, is a leader in the specialty program management market. Meadowbrook includes several agencies, claims and loss prevention facilities, self-insured management organizations and seven property and casualty insurance underwriting companies, including one in Bermuda. Meadowbrook has twenty-six locations in the United States. Meadowbrook is a risk management organization, specializing in specialty risk management solutions for agents, professional and trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
PR-0209

EARNINGS RELEASE	PAGE 4
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	DECEMBER 31,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2008	2007
BALANCE SHEET DATA

ASSETS
Cash and invested assets	$1,085,648	$651,601
Premium & agents balances	117,675	87,341
Reinsurance recoverable	268,703	199,514
Deferred policy acquisition costs	56,454	26,926
Prepaid reinsurance premiums	31,885	17,763
Goodwill	119,028	43,497
Other assets	134,523	87,324

Total Assets	$1,813,916	$1,113,966

LIABILITIES
Loss and loss adjustment expense reserves	$885,697	$540,002
Unearned premium reserves	282,086	153,927
Debt	60,250	—
Debentures	80,930	55,930
Other liabilities	66,783	62,213

Total Liabilities	1,375,746	812,072

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	438,170	301,894

Total Liabilities & Stockholders’ Equity	$1,813,916	$1,113,966

Book value per common share	$7.64	$8.16

Book value per common share excluding unrealized gain/loss, net of deferred taxes	$7.70	$8.07

EARNINGS RELEASE	PAGE 5
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

	FOR THE QUARTER		FOR THE TWELVE MONTHS
(In Thousands, Except	ENDED DECEMBER 31,		ENDED DECEMBER 31,
Share & Per Share Data)	2008	2007	2008	2007
SUMMARY DATA
Gross written premiums	$138,427	$88,218	$457,683	$346,451
Net written premiums	115,259	69,366	375,194	280,211

REVENUES
Net earned premiums	$122,425	$68,465	$369,721	$268,197
Net commissions and fees	8,932	10,375	42,904	45,988
Net investment income	11,937	7,227	36,624	26,400
Net realized (losses) gains	(3,955)	36	(11,422)	150

Total Revenues	139,339	86,103	437,827	340,735

EXPENSES
Net losses & loss adjustment expenses (1)	67,750	37,601	212,885	150,969
Salaries & employee benefits	18,908	14,251	62,862	56,433
Interest expense	2,783	1,400	7,681	6,030
Policy acquisition and other underwriting expenses (1)	23,961	13,978	69,294	53,717
Amortization expense	1,665	621	6,310	1,930
Other administrative expenses	10,153	8,087	35,000	32,269

Total Expenses	125,220	75,938	394,032	301,348

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	14,119	10,165	43,795	39,387
Income tax expense	6,539	2,897	16,667	11,726
Equity earnings of affiliates	126	60	269	331

NET INCOME	$7,706	$7,328	$27,397	$27,992

NET OPERATING INCOME (2)	$12,268	$7,305	$38,817	$27,895

Amortization expense	1,665	621	6,310	1,930

NET OPERATING INCOME, excluding amortization expense (3)	$13,933	$7,926	$45,127	$29,825

Diluted earnings per common share
Net income	$0.13	$0.20	$0.61	$0.85
Net operating income	$0.21	$0.20	$0.86	$0.84
Net operating income, excluding amortization expense	$0.24	$0.21	$1.00	$0.90
Diluted weighted average common shares outstanding	57,780,625	37,074,978	44,995,712	33,101,965

GAAP ratios:

Loss & LAE ratio	59.5%	59.5%	62.0%	61.2%
Other underwriting expense ratio	32.3%	34.5%	31.3%	34.2%

GAAP combined ratio	91.8%	94.0%	93.3%	95.4%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense.

EARNINGS RELEASE	PAGE 6
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED UNCONSOLIDATED GAAP DATA

	FOR THE QUARTER		FOR THE TWELVE MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,
(In Thousands)	2008	2007	2008	2007
Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$122,425	$68,465	$369,721	$268,197

Consolidated net loss and LAE (1)	$67,750	$37,601	$212,885	$150,969
Intercompany claim fees	5,053	3,113	16,296	13,058

Unconsolidated net loss and LAE	$72,803	$40,714	$229,181	$164,027

GAAP loss and LAE ratio	59.5%	59.5%	62.0%	61.2%

Consolidated policy acquisition and other underwriting expenses (1)	$23,949	$13,978	$69,349	$53,717
Intercompany administrative and other underwriting fees	15,630	9,644	46,371	37,890

Unconsolidated policy acquisition and other underwriting expenses	$39,579	$23,622	$115,720	$91,607

GAAP other underwriting expense ratio	32.3%	34.5%	31.3%	34.2%

GAAP combined ratio	91.8%	94.0%	93.3%	95.4%

	2008	2007	2008	2007
Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$3,990	$5,300	$21,168	$23,963
Claims fees	2,090	2,237	8,879	9,025
Loss control fees	467	519	2,069	2,151
Reinsurance brokerage	157	326	728	929

Total managed programs	6,704	8,382	32,844	36,068
Agency commissions	2,425	2,242	11,064	11,316
Intersegment revenue	(197)	(249)	(1,004)	(1,396)

Net commissions and fees	8,932	10,375	42,904	45,988
Intercompany commissions and fees	20,683	12,757	62,667	50,948

Gross commissions and fees	$29,615	$23,132	$105,571	$96,936

Fee-for-service pre-tax income, excluding amortization	$1,991	$1,149	$12,017	$10,872

Pre-tax margin on fee-for-service income	6.7%	5.0%	11.4%	11.2%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 7
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED ADJUSTED GAAP EXPENSE RATIO SUMMARY

	FOR THE QUARTER		FOR THE TWELVE MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,
(In Thousands)	2008	2007	2008	2007
Net earned premiums	$122,425	$68,465	$369,721	$268,197
Less: Unconsolidated net loss and LAE	72,803	40,714	229,181	164,027
Unconsolidated policy acquisition and other underwriting expenses	39,579	23,622	115,720	91,607

Underwriting income	$10,043	$4,129	$24,820	$12,563

GAAP combined ratio as reported	91.8%	94.0%	93.3%	95.4%

Specialty risk management operations pre-tax income	$20,202	$12,032	$60,897	$47,898
Less: Underwriting income	10,043	4,129	24,820	12,563
Net investment income and capital losses	7,982	7,263	25,202	26,550

Fee-based operations pre-tax income	2,177	640	10,875	8,785
Agency operations pre-tax income	(186)	509	1,142	2,087

Total fee-for-service pre-tax income	$1,991	$1,149	$12,017	$10,872

GAAP expense ratio as reported	32.3%	34.5%	31.3%	34.2%
Adjustment to include pre-tax income from total fee-for-service income (1)	1.6%	1.7%	3.3%	4.1%

GAAP expense ratio as adjusted (2)	30.7%	32.8%	28.0%	30.1%
GAAP loss and LAE ratio as reported	59.5%	59.5%	62.0%	61.2%

GAAP combined ratio as adjusted	90.2%	92.3%	90.0%	91.3%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$2,177	$640	$10,875	$8,785
Underwriting income	10,043	4,129	24,820	12,563
Net investment income and capital losses	7,982	7,263	25,202	26,550

Total specialty risk management operations pre-tax income	20,202	12,032	60,897	47,898

Agency operations pre-tax income	(186)	509	1,142	2,087
Less: Holding company expenses	1,449	355	4,253	2,638
Interest expense	2,783	1,400	7,681	6,030
Amortization expense	1,665	621	6,310	1,930

Consolidated pre-tax income	$14,119	$10,165	$43,795	$39,387

(1)	Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.

2)	While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 8
MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED HISTORICAL INCOME STATEMENT INFORMATION
(In Thousands, Except
Share & Per Share Data)

	2005A	2006A	Q107A	Q207A	Q307A	Q407A	2007A	Q108A	Q208A	Q308A	Q408A	2008A

SUMMARY DATA
Gross written premiums	$332,209	$330,872	$89,504	$78,000	$90,729	$88,218	$346,451	$90,468	$94,370	$134,418	$138,427	$457,683
Net written premiums	258,134	262,668	71,972	65,670	73,203	69,366	280,211	71,399	76,071	112,465	115,259	375,194

INCOME STATEMENT

REVENUES
Net earned premiums	$249,959	$254,920	$65,204	$67,191	$67,337	$68,465	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721
Commissions and fees (net)	35,916	41,172	11,551	10,743	13,319	10,375	45,988	12,031	9,632	12,309	8,932	42,904
Net investment income	17,975	22,075	6,156	6,229	6,788	7,227	26,400	7,148	6,917	10,622	11,937	36,624
Net realized gains (losses)	167	69	(6)	20	100	36	150	(31)	(146)	(7,290)	(3,955)	(11,422)

Total Revenues	304,017	318,236	82,905	84,183	87,544	86,103	340,735	85,170	93,434	119,884	139,339	437,827

EXPENSES
Net losses & loss adjustment expenses	151,542	146,293	36,646	39,707	37,015	37,601	150,969	37,661	43,542	63,932	67,750	212,885
Policy acquisition and other underwriting expenses	44,439	50,479	13,643	13,169	12,927	13,978	53,717	13,147	12,716	19,470	23,961	69,294
Other administrative expenses	26,810	28,824	7,394	7,598	9,190	8,087	32,269	8,832	7,960	8,055	10,153	35,000
Salaries & employee benefits	51,331	54,569	13,532	12,900	15,750	14,251	56,433	12,755	14,143	17,056	18,908	62,862
Amortization expense	373	590	144	543	622	621	1,930	1,551	1,563	1,531	1,665	6,310
Interest expense	3,856	5,976	1,487	1,667	1,476	1,400	6,030	1,311	1,254	2,333	2,783	7,681

Total Expenses	278,351	286,731	72,846	75,584	76,980	75,938	301,348	75,257	81,178	112,377	125,220	394,032

INCOME BEFORE TAXES AND EQUITY EARNINGS	25,666	31,505	10,059	8,599	10,564	10,165	39,387	9,913	12,256	7,507	14,119	43,795
Income tax expense	7,757	9,599	3,149	2,461	3,219	2,897	11,726	2,911	3,879	3,338	6,539	16,667
Equity earnings of affiliates	1	128	13	48	210	60	331	56	61	26	126	269

NET INCOME	$17,910	$22,034	$6,923	$6,186	$7,555	$7,328	$27,992	$7,058	$8,438	$4,195	$7,706	$27,397

Net realized capital gain (loss), net of tax	109	45	(4)	13	65	23	97	(20)	(95)	(6,743)	(4,562)	(11,420)

OPERATING INCOME	$17,801	$21,989	$6,927	$6,173	$7,490	$7,305	$27,895	$7,078	$8,533	$10,938	$12,268	$38,817

Amortization expense	373	590	144	543	622	621	1,930	1,551	1,563	1,531	1,665	6,310

OPERATING INCOME, excluding amortization expense	$18,174	$22,579	$7,071	$6,716	$8,112	$7,926	$29,825	$8,629	$10,096	$12,469	$13,933	$45,127

Weighted average common shares outstanding	29,653,067	29,566,141	29,465,807	30,350,553	35,378,119	37,074,978	33,101,965	37,103,270	37,126,911	47,595,572	57,780,625	44,995,712
Shares O/S at end of the period	28,672,009	29,107,818	29,539,236	30,529,260	36,980,070	36,996,287	36,996,287	37,021,032	37,021,032	57,644,022	57,341,989	57,341,989

PER SHARE DATA (Diluted)
Net income	$0.60	$0.75	$0.23	$0.20	$0.21	$0.20	$0.85	$0.19	$0.23	$0.09	$0.13	$0.61
Net realized gain (loss), net of tax	$—	$0.01	$—	$—	$—	$—	$0.01	$—	$—	$(0.14)	$(0.08)	$(0.25)
Operating income	$0.60	$0.74	$0.23	$0.20	$0.21	$0.20	$0.84	$0.19	$0.23	$0.23	$0.21	$0.86
Operating income, excluding amortization expense	$0.61	$0.76	$0.24	$0.22	$0.23	$0.21	$0.90	$0.23	$0.27	$0.26	$0.24	$1.00

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	65.2%	62.3%	61.3%	64.1%	59.9%	59.5%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%
GAAP Expense ratio	33.5%	34.5%	35.0%	33.3%	33.9%	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%

GAAP Combined ratio	98.7%	96.8%	96.3%	97.4%	93.8%	94.0%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%

Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$249,959	$254,920	$65,204	$67,191	$67,337	$68,465	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721

Consolidated net loss and LAE	$151,542	$146,293	$36,646	$39,707	$37,015	$37,601	$150,969	$37,661	$43,542	$63,932	$67,750	$212,885
Intercompany claim fees	11,523	12,553	3,295	3,353	3,297	3,113	13,058	3,106	3,629	4,508	5,053	16,296

Unconsolidated net loss and LAE	$163,065	$158,846	$39,941	$43,060	$40,312	$40,714	$164,027	$40,767	$47,171	$68,440	$72,803	$229,181

GAAP Net loss and LAE ratio	65.2%	62.3%	61.3%	64.1%	59.9%	59.5%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%

Consolidated Policy acquisition and other underwriting expenses	$44,439	$50,479	$13,643	$13,169	$12,927	$13,978	$53,717	$13,147	$12,716	$19,537	$23,949	$69,349
Intercompany administrative and other underwriting fees	39,231	37,442	9,152	9,178	9,916	9,644	37,890	8,088	9,832	12,821	15,630	46,371

Unconsolidated policy acquisition and other underwriting expenses	$83,670	$87,921	$22,795	$22,347	$22,843	$23,622	$91,607	$21,235	$22,548	$32,358	$39,579	$115,720

GAAP Expense ratio	33.5%	34.5%	35.0%	33.3%	33.9%	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%

GAAP Combined Ratio	98.7%	96.8%	96.3%	97.4%	93.8%	94.0%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$16,741	$18,714	$4,875	$5,412	8,376	5,300	$23,963	$6,032	$4,174	$6,972	$3,990	$21,168
Claims fees	7,113	8,776	2,204	2,247	2,337	2,237	9,025	2,180	2,305	2,304	2,090	8,879
Loss control fees	2,260	2,216	599	544	489	519	2,151	510	625	467	467	2,069
Reinsurance brokerage	660	735	333	85	185	326	929	296	98	177	157	728

Total managed programs	26,774	30,441	8,011	8,288	11,387	8,382	$36,068	9,018	7,202	9,920	6,704	$32,844
Agency commissions	11,304	12,285	3,885	2,860	2,329	2,242	11,316	3,328	2,681	2,630	2,425	11,064
Intersegment commissions and fees	(2,162)	(1,554)	(345)	(405)	(397)	(249)	(1,396)	(315)	(251)	(241)	(197)	(1,004)

Net Commissions and fees	35,916	41,172	11,551	10,743	13,319	10,375	45,988	12,031	9,632	12,309	8,932	42,904
Intercompany commissions and fees	50,754	49,995	12,447	12,531	13,213	12,757	50,948	11,194	13,461	17,329	20,683	62,667

Gross commissions and fees	$86,670	$91,167	$23,998	$23,274	$26,532	$23,132	$96,936	$23,225	$23,093	$29,638	$29,615	$105,571